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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan, the 1998 Employee Stock Purchase Plan and Options Under Written Compensation Agreement of Red Brick Systems, Inc. of our report dated January 13, 1998, with respect to the consolidated financial statements and schedule of Red Brick Systems, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP



San Jose, California
May 14, 1998